Exhibit 99.4



                       September ___ ,1999



Dear Member:

     We are pleased to announce that IGA Federal Savings ("IGA") is converting from a federal mutual savings bank to a federal capital stock savings bank and will become a wholly-owned subsidiary of a new holding company, Jade Financial Corp. ("Jade Financial"). In connection with the conversion, Jade Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Unfortunately, Jade Financial is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Jade Financial.

     However, as a member of IGA you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on __________________, 1999. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting) and a Prospectus (which contains information incorporated into the Proxy Statement), including a complete discussion of the offering and a return envelope for your Proxy Card.

     I invite you to attend the Special Meeting on ______________, 1999. However, whether or not you are able to attend, please complete the enclosed Proxy Card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

                              Sincerely,



                              Mario L. Incollingo, Jr.
                              President and Chief Executive
                              Officer
  <PAGE 1>
                       September ___, 1999



Dear Member:

     We are pleased to announce that IGA Federal Savings ("IGA") is converting from a federal mutual savings bank to a federal capital stock savings bank and will become a wholly-owned subsidiary of a new holding company, Jade Financial Corp. ("Jade Financial"). In connection with the conversion, Jade Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the material, is your proxy card which is located behind the window of your mailing envelope. This proxy card needs to be signed and returned to us prior to the Special Meeting to be held on __________________, 1999. Please take a moment to sign all of the enclosed proxy cards and return them to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     The Board of Directors believes the conversion will offer a number of advantages such as an opportunity for depositors and certain borrowers of IGA to become shareholders. Please remember:

     Your accounts at IGA will continue to be insured up to the maximum legal limit by the Federal Deposit
     Insurance Corporation ("FDIC").

     There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the conversion.

     Members have a right, but no obligation, to buy Jade
     Financial common stock and may do so without a commission or fee before it is offered to the general public.
  <PAGE 2>
     Like all stock, shares of Jade Financial common stock issued in this offering will not be insured by the FDIC.

     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing Jade Financial common stock, your enclosed Stock Order and Certification Form and payment for the shares must be received by IGA prior to 12:00 Noon, EST, on September ___, 1999.

     If you have additional questions regarding the stock offering, please call us at (_____) _____-_________, Monday from 10:00 am to 4:00 pm and Tuesday through Friday from 8:00 am to 4:00 pm, EST, or stop by the Stock Information Center located at 213 West Street in Feasterville.

                              Sincerely,



                              Mario L. Incollingo, Jr.
                              President and Chief Executive
                              Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS
OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION
INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
  <PAGE 3>
               [CHARLES WEBB & COMPANY LETTERHEAD]



To Members and Friends of IGA Federal Savings

Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting IGA Federal Savings ("IGA") in its conversion from a federal mutual savings bank to a federal capital stock savings bank which will become a wholly-owned subsidiary of a new holding company, Jade Financial Corp. ("Jade Financial"). In connection with the conversion, Jade Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion. At the request of Jade Financial, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Jade Financial common stock, which is being offered to customers through 12:00 Noon, EST, on September _____, 1999. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering.
Jade Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (_____) _________, Monday from 10:00 am to 4:00 pm and Tuesday through Friday from 8:00 am to 4:00 pm, EST, or stop by the Stock Information Center located at 213 West Street in Feasterville.

Very truly yours,




Charles Webb & Company



THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS
OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION
INSURANCE FUND, OR ANY GOVERNMENT AGENCY.
  <PAGE 4>
                       September __, 1999


Dear Friend:

     We are pleased to announce that IGA Federal Savings ("IGA") is converting from a federal mutual savings bank to a federal capital stock savings bank and will become a wholly-owned subsidiary of a new holding company, Jade Financial Corp. ("Jade Financial"). In connection with the conversion, Jade Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Because of your subscription rights as a former member of IGA, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about IGA's operations and the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Jade Financial common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, EST, on September ___, 1999.

     As a former depositor of IGA, you have the opportunity to buy stock directly from Jade Financial Corp. in the conversion without a commission or a fee. If you have additional questions regarding the stock offering, please call us at (_____) _____- _________, Monday from 10:00 am to 4:00 pm and Tuesday through Friday from 8:00 am to 4:00 pm, EST, or stop by the Stock Information Center located at 213 West Street in Feasterville.

                              Sincerely,



                              Mario L. Incollingo, Jr.
                              President and Chief Executive
                              Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS
OR DEPOSITS AND ARE NOT  INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION
INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
  <PAGE 5>
                       September ___, 1999



Dear Prospective Investor:

     We are pleased to announce that IGA Federal Savings ("IGA") is converting from a federal mutual savings bank to a federal capital stock savings bank and will become a wholly-owned subsidiary of a new holding company, Jade Financial Corp. ("Jade Financial"). In connection with the conversion, Jade Financial is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     We have enclosed the following materials that will help you learn more about the merits of Jade Financial common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about IGA's operations and a complete discussion on the proposed stock offering.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Jade Financial common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, EST, on September ___, 1999.

     We invite you and other local community members to become charter shareholders of Jade Financial. Through this offering you have the opportunity to buy stock directly from Jade Financial without a commission or a fee. The Board of Directors and Senior Management of IGA fully support the stock offering.

     If you have additional questions regarding the stock offering, please call us at (_____) _____-_________, Monday from 10:00 am to 4:00 pm and Tuesday through Friday from 8:00 am to 4:00 pm, EST, or stop by the Stock Information Center located at 213 West Street in Feasterville.

                              Sincerely,



                              Mario L. Incollingo, Jr.
                              President and Chief Executive
                              Officer
  <PAGE 6>
THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.
  <PAGE 7>